UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

CORVEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 North Fairfax Drive, Suite 3230, Arlington, Virginia	22226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) GET-GPUS ((866) 438-4787)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 27, 2026, in connection with the closing of the previously announced merger between Corvex, Inc. (formerly known as Movano Inc.) (the “Company”), Thor Merger Sub Inc. and Corvex Legacy Holdings, Inc. (formerly known as Corvex, Inc.) on March 19, 2026 (the “Merger”), the Audit Committee of the Board of Directors of the Company approved the dismissal of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm and approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The audit report of RBSM on the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report included an explanatory paragraph regarding the Company’s ability to continue as a going concern. During the Company’s fiscal year ended December 31, 2025 and the subsequent interim period through the effective date of the change in the Company’s independent accountant, there were no (a) disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to RBSM’s satisfaction, would have caused RBSM to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K except for the material weaknesses previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under “Item 9A. Controls and Procedures,” (the “Form 10-K”) as described below. RBSM was not the Company’s independent accountant for the fiscal year ended December 31, 2024 and did not issue an audit report in respect of such fiscal year.

As described in the Form 10-K, the Company previously identified material weaknesses in its internal control over financial reporting stemming from control deficiencies relating to an ineffective control environment. The disclosure in the Form 10-K noted that the Company has an insufficient number of personnel with an appropriate level of knowledge and experience to create the proper environment for effective internal control over financial reporting, and did not maintain the other components of the COSO framework, including appropriate risk assessment, control activities, information and communication, and monitoring activities components, relating to (i) sufficiency of processes related to identifying and analyzing risks to the achievement of objectives, including technology, across the entity, (ii) developing general control activities over technology to support the achievement of objectives across the entity, (iii) sufficiency of selecting and developing control activities that contribute to the mitigation of risks to the achievement of objectives to acceptable levels and (iv) sufficiency of monitoring activities to ascertain whether the components of internal control are present and functioning.

This reportable event was discussed among the Company’s management, the Audit Committee of the Board of Directors, and RBSM. RBSM has been authorized by the Company and the Audit Committee of the Board of Directors to respond fully to the inquiries of BDO, the Company’s successor independent registered public accounting firm as further described below, concerning this reportable event or other matters.

The Company provided RBSM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that RBSM furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of RBSM’s letter, dated April 28, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated herein by reference.

During the Company’s two most recent fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through April 27, 2026, neither the Company nor anyone acting on its behalf consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by BDO to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Prior to the Merger, BDO served as Corvex Legacy Holdings, Inc.’s independent auditor.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
16.1	Letter of RBSM LLP dated April 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEX, INC.

Date: April 28, 2026	By:	/s/ J. Cogan
J. Cogan
Chief Financial Officer

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